UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2002

                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                                13-4051167
        (State or other jurisdiction of                  (IRS Employer
        Incorporation or organization)               Identification Number)

           4190 Belfort Rd Suite 200                         32216
            Jacksonville, FL 32216
   (Address of principal executive offices)                (Zip Code)

                                 (904) 279-9240
              (Registrant's telephone number, including area code)



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.  SALE OF REGISTRANT'S  SUBSIDIARY
TIGER TELEMATICS, LTD.

On December 20, 2002 the Company sold its subsidiary. Tiger Telematics, Ltd. to Norrtulls Mobilextra Aktiebolag. The sale of the stock was in exchange for the assumption of debt of Tiger Telelmatics, Ltd. with an estimated book value of $825,000 and for the execution of a 10 year Royalty Agreement (attached below) that pays a percentage of the net profits on the order book in Scandinavia(as defined in the agreement) at 20% of profits per year. The specific assets in Tiger Telematics, Ltd. included the inventory of EE units, prepaid commissions and other assets with an estimated book value of $600,000.
The order book asset and distribution agreement were carried as intangible assets on the Tiger Telematics, Inc. financial statements.
The Registrant guarantees the facility lease to Christian and Timbers on the premises that Tiger Telematics, Ltd. used in London. The registrant retains the right to use the related facility for the registrant's purposes and for the use of its subsidiaries. Any amounts owed by Tiger Telematics, Ltd. to any creditors that were previously guaranteed by the registrant remain liabilities on the Registrants the consolidated financial statements. Similarly, amounts owed to shareholders remains an obligation of the Registrant.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (C) Exhibits.

(2) Plan of Acquisition, Reorganization, Liquidation, or Succession.

     2.4 Stock Purchase Agreement dated December 20, 2002 between Norrtulls Mobilextra Akliebolag and Tiger Telematics, Inc. and Tiger Telematics, Ltd. and related Royalty Agreement.


(99) Other

               The Press  Release  dated  January 7, 2003 is attached  hereto as
          Exhibit 99.3.

               The press  release  dated  January 2, 2003 is attached  hereto as
          Exhibit 99.4


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.



/S/ Michael W. Carrender   Interim Chief Executive Officer &    January 20, 2003
------------------------   Chief Financial Officer (Principal
Michael W. Carrender       Financial and Accounting Officer)
                           for the Registrant and as CFO